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                                                                    EXHIBIT 10.5



                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the ____ day of March, 1996, by and between AMAN COLLECTION SERVICE, INC. ("AMAN"), a South Dakota corporation, and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into AMAN (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of AMAN of the par value of $5.00 per share ("AMAN Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

     WHEREAS, Thomas E. Aman and Daniel R. Moen, shareholders of AMAN, have each executed and delivered to Norwest, as an inducement for Norwest to enter into this Agreement, an Indemnification Agreement, Employment Agreements and a representation letter;

     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.  BASIC PLAN OF REORGANIZATION

     (a) Merger. Subject to the terms and conditions contained herein, a wholly-owned subsidiary of Norwest (the "Merger Co.") will be merged by statutory merger with and into AMAN pursuant to the Merger Agreement, with AMAN as the surviving corporation, in which merger each share of AMAN Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for a number of shares of Norwest Common Stock as set forth in (i) and (ii) below.

     (i) If, at the Effective Time of the Merger, AMAN has been awarded a contract with The United States Department of Education ("USDOE") for the collection of delinquent student accounts in accordance with its response to USDOE's RFP 96-011 ("DOE Contract") then the number of shares of Norwest Common Stock shall be 600,000 shares less the number of shares required to satisfy the Phantom Stock Agreements, divided by the number of shares of AMAN Common Stock outstanding.
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     (ii) If, at the Effective Time of the Merger, AMAN has not been awarded a
          DOE Contract, then the number of shares of Norwest Common Stock shall be 425,000 shares less the number of shares required to satisfy the Phantom Stock Agreements, divided by the number of shares of AMAN Common Stock outstanding.

          The Phantom Stock Agreements are the Agreement between Robert A. Gloss ("Gloss") and AMAN dated August 18, 1982, and the Deferred Compensation (Phantom Stock) Plan entered into on June 7, 1993 by Carl
          E. Perry ("Perry")and AMAN.

          Norwest shall contribute to AMAN the number of shares of Norwest Common Stock required to satisfy the Phantom Stock Agreements, and AMAN shall deliver said shares to Gloss and Perry.

     (b) Norwest Common Stock Adjustments. If, between the date hereof and the Effective Time of the Merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which a share of AMAN Common Stock shall be converted pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of AMAN Common Stock shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of AMAN Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

     (c) Fractional Shares. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the Closing Date.

     (d) Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it and Articles of Merger shall be filed with the Secretary of State of the State of South Dakota within five (5) business days after AMAN has been awarded the DOE Contract or AMAN has provided evidence satisfactory to Norwest that it will not be awarded the DOE Contract, or on such other date as may be agreed to by the parties (the "Closing Date"), provided that the conditions precedent set forth in Sections 6 and 7 have been satisfied or waived. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" is the Time of Filing. For accounting purposes the Effective Time of the Merger shall be 11:59 p.m. Central Daylight time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into AMAN pursuant to the Merger Agreement.

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     The closing of the transactions contemplated by this Agreement and the
Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2. REPRESENTATIONS AND WARRANTIES OF AMAN. AMAN represents and warrants to Norwest as follows:

     (a) Organization and Authority. AMAN is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and failure to be so qualified would have a material adverse effect on AMAN, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. AMAN has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) AMAN's Subsidiaries. Except as set forth on Schedule 2(b), AMAN has no subsidiaries. Except as set forth on Schedule 2(b), AMAN does not own, and has never owned, beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) Capitalization. The authorized capital stock of AMAN consists of 5000 shares of common stock, $5.00 par value, of which as of the date of this Agreement, 2000 shares were outstanding and no shares were held in the treasury. The maximum number of shares of AMAN Common Stock that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 2000. All of the outstanding shares of capital stock of AMAN have been duly and validly authorized and issued and are fully paid and nonassessable. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating AMAN to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of AMAN. Since December 31, 1995 no shares of AMAN capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by AMAN and no dividends or other distributions have been declared, set aside, made or paid to any of the shareholders of AMAN, except for a dividend of $750,000.

     (d) Authorization. AMAN has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by AMAN and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of AMAN. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over AMAN as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of AMAN enforceable against AMAN in accordance with their respective terms.

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     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by AMAN of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by AMAN with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of AMAN under any of the terms, conditions or provisions of
(x) its articles of incorporation or by-laws or (y) any note, bond, mortgage, indenture, deed of trust, license for the use of any kind of property, lease, agreement or other instrument or obligation to which AMAN is a party or by which it may be bound, or to which AMAN or any of the properties or assets of AMAN may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to AMAN or any of its respective properties or assets.

     Other than in connection with any filings, consents, reviews, authorizations, approvals or exemptions required under the collection services licensing laws of the states where AMAN is licensed, in order for AMAN's licenses to remain in good standing immediately following the Merger, and filings required to effect the Merger under South Dakota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by AMAN of the transactions contemplated by this Agreement and the Merger Agreement.

     (e) AMAN Financial Statements. The balance sheet of AMAN as of December 31, 1995 and 1994 and related statements of income, shareholders' equity and cash flows for the three years ended December 31, 1995, together with the notes thereto, certified by Eide Helmeke & Co. (collectively, the "AMAN Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of AMAN at the dates and the consolidated results of operations and cash flows of AMAN for the periods stated therein.

     (f) Reports. Since December 31, 1990, AMAN has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "AMAN Reports". As of their respective dates, the AMAN Reports complied in all material respects with all the rules and regulations promulgated by the authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Properties and Leases. Except as may be reflected in the AMAN Financial Statements and except for any lien for current taxes not yet delinquent, AMAN has good title free and clear of any liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in AMAN's balance sheet as of December 31, 1995, and all real and personal property acquired since such date, except such real and personal property as has been

                                      -4-
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disposed of in the ordinary course of business. All leases of real property and all other leases material to AMAN pursuant to which AMAN, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by AMAN or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of AMAN's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) Taxes. AMAN has filed all federal, state, county, and local tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. AMAN is an S corporation as defined in Section 1361 of the Internal Revenue Code of 1986 and such status has been effective for all tax years beginning on and after January 1, 1994. Other than this Agreement, AMAN has taken no action, nor failed to take any action, that would result in the loss of its S corporation status. The federal income tax returns of AMAN for the fiscal year ended December 31, 1992, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. AMAN has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheet as of December 31, 1995 referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, and local taxes, interest, penalties, assessments or deficiencies of AMAN with respect to all periods through the date thereof.

     (i) Except only as set forth on Schedule 2(i), (i) AMAN is not a party to any pending action or proceeding, nor, to the best knowledge of AMAN, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of AMAN which has not been settled, resolved and fully satisfied.

     (j) Absence of Certain Changes. Since December 31, 1995 there has been no change in the business, financial condition or results of operations of AMAN which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of AMAN.

     (k) Commitments and Contracts. Except as set forth on Schedule 2(k), AMAN is not a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by AMAN);

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               (ii)   any plan, contract or understanding providing for any
          bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

               (iii)  any labor contract or agreement with any labor union;

               (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of AMAN to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, AMAN may carry on its business (other than as may be required by law or applicable regulatory authorities);

               (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or which was not made in the ordinary course of business;

               (vi) any lease with annual rental payments aggregating $10,000 or more;

               (vii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity;

               (viii) any order, judgment or decree.

          (l) Litigation and Other Proceedings. AMAN has furnished Norwest copies of all attorney responses to the request of the independent auditors for AMAN with respect to loss contingencies as of December 31, 1995 in connection with the AMAN financial statements. Except as set forth on Schedule 2 (l) there are no legal or regulatory proceedings pending against AMAN.

          (m) Investigations. Neither AMAN nor any shareholder of AMAN has been or is the subject of any investigation or proceeding by or before a governmental agency.

          (n) Insurance. AMAN is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws, regulations, and contracts to which it is a party.

          (o) Compliance with Laws. AMAN has all material (which shall be deemed to include all licenses, permits and authorizations required by any contract) permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of AMAN, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by AMAN of its business and the condition and use of its

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properties does not violate or infringe, in any respect material to any such business, any applicable law, statute, ordinance, license or regulation. AMAN is not in default under any order, license, regulation or demand of any governmental agency or with respect to any order, writ, injunction or decree of any court.

     (p) Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(p), no governmental authority has placed any restriction on the business or properties of AMAN which reasonably could be expected to have a material adverse effect on the business or properties of AMAN.

     (q) Labor. No work stoppage involving AMAN is pending or, to the best knowledge of AMAN, threatened. AMAN is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of AMAN.

     (r) Employees of AMAN are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (s)  Material Interests of Certain Persons.  Except as set forth on
Schedule 2(s), to the best knowledge of AMAN no officer or director of AMAN, or any "associate" (as such term is defined in Rule l4a-1 under the Securities Exchange Act of 1934 which, together with the rules and regulations thereunder, will be referred to herein as the "Exchange Act") of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of AMAN.

     (t)  AMAN Benefit Plans.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which AMAN acts as the plan sponsor as defined in ERISA
     Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by AMAN are those set forth on Schedule 2(t) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(s), AMAN has received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. AMAN knows of no reason that any Plan which is subject to the qualification provisions of
     Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for

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

     purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(t), and to the best knowledge of AMAN, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of AMAN, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to AMAN.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(t), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of AMAN under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (u) Proxy Statement, etc. None of the information regarding AMAN to be supplied by AMAN for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of AMAN Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy or information statement to be mailed to AMAN's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and
(iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.

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     (v)  Registration Obligations.  AMAN is not under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     (w) Brokers and Finders. Except for the employment of Geneva Business Services, Inc. ("Broker") by AMAN, neither AMAN nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no other broker or finder has acted directly or indirectly for AMAN in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (x) Fiduciary Activities. AMAN has never had any account for which it has acted as a fiduciary including, without limitation, an account for which it has served as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

     (y) No Defaults. AMAN is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject. To the best of AMAN's knowledge, all parties with whom AMAN has material leases, agreements or contracts or who owe to AMAN material obligations are in compliance therewith in all material respects.

     (z) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on AMAN, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of AMAN's knowledge, threatened against AMAN, the result of which has had or could reasonably be expected to have a material adverse effect upon AMAN; to the best of AMAN's knowledge there is no reasonable basis for any such proceeding, claim or action; and AMAN is not subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. AMAN has received no environmental assessments, reports, studies or other related information with respect to its facilities. To the best of AMAN's knowledge, all remodeling of its facilities during its occupancy has included testing for the presence of asbestos and removal of any asbestos as required by law.

     (aa) General Liabilities. Except as set forth on any Schedule to this Agreement or as shown on the AMAN Financial Statements, or except as arising in the ordinary course of business, or except as required to be reflected in a balance sheet completed in accordance with generally accepted accounting principles or except for contractual obligations, AMAN has no material liabilities. For purposes of this paragraph 2(aa), "material" means more than $100,000 with respect to all such liabilities in the aggregate.

     (bb) There are no legislative or regulatory developments or proposals pending that would materially impair the ability of AMAN to operate its business in substantially the same manner as it is operated as of the date of this Agreement. For purposes of this paragraph 2(bb), "materially impair" means a development or proposal that in Norwest's reasonable judgment will have an adverse effect on AMAN's annual gross revenues of $3,500,000 or more.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to AMAN as follows:

     (a) Organization and Authority. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC" Act).

     (b) Norwest Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of December 31, 1995, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. (S) 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c)  Capitalization.  The authorized capital stock of Norwest consists of
(i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on September 30, 1995, 1,127,125 shares of 10.24% Cumulative Preferred Stock at $100 stated value, 980,000 shares of Cumulative Tracking Preferred Stock, 13,311 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, and 33,732 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on September 30, 1995, no shares were outstanding; and (iii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on September 30, 1995, 337,931,133 shares were outstanding and 4,768,328 shares were held in the treasury. All of the outstanding shares of capital stock of Norwest have been duly and validly authorized and issued and are fully paid and nonassessable.

     (d) Authorization. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to approvals under the BHC Act and any other approvals required under state licensing laws in order for AMAN's licenses to remain in good standing immediately after the Merger, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the securities or blue sky laws of the various states or filings, any consents, reviews, authorizations, approvals or exemptions required to be obtained by Norwest under the collection services licensing laws of the states where AMAN is licensed in order for such licenses to be in good standing immediately following the Merger, the BHC Act, and filings required to effect the Merger under South Dakota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

     (e) Norwest Financial Statements. The consolidated balance sheets of Norwest and Norwest's subsidiaries as of December 31, 1993 and 1994 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by KPMG Peat Marwick LLP and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income and cash flows for the 9 months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f) Reports. Since December 31, 1990, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Taxes. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(g), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (h) Absence of Certain Changes. Since December 31, 1995, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (i) Litigation and Other Proceedings. Neither Norwest nor any Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j) Insurance. Norwest and each Norwest Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (k) Compliance with Laws. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (l)  Norwest Benefit Plans.

          (i) As of September 30, 1995, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on Schedule 3(l) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(l), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA and REA for each of the Norwest Plans to which the qualification requirements of
     Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

          (iv) Except as set forth on Schedule 3(l), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

          (v) Except as set forth on Schedule 3(l), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

          (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (m) Registration Statement, etc. None of the information regarding Norwest and its subsidiaries to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (n) Brokers and Finders. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     4.   COVENANTS OF AMAN.  AMAN covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, AMAN will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner and manage its business prudently; maintain proper business and accounting records in accordance with generally accepted accounting principles; take all actions necessary to maintain its election under section 1362 of the Code to be treated as an S corporation from the time the election first became effective; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; use its best efforts to comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of AMAN; provided that Norwest shall not unreasonably interfere with the conduct of AMAN's business, permit Norwest and its representatives to consult with AMAN with respect to the proposal for and negotiation of any contracts in excess of $25,000 (or extensions or renewals thereof); and permit Norwest and its representatives (including KPMG Peat Marwick LLP and Deloitte and Touche LLP) to examine its books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of AMAN herein expressed, nor shall there be any implication that there is any representation, warranty, covenant or condition except as expressly set forth herein.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, AMAN will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt; mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $25,000 except transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made in the ordinary course of business; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock, except any dividend declared and issued by AMAN in accordance with historical practice (which Norwest agrees includes the payments of dividends on April 15, 1996 and July 15, 1996 equal to 40% of AMAN's taxable income for the quarters ending March 31, 1996 and June 30, 1996 respectively, for payment of taxes and the payment of a dividend of up to $750,000), provided such payment does not disqualify the Merger as a "pooling of interests" for accounting purposes; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of AMAN; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business; or enter into: (A) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by AMAN);
(B) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant; (C) any labor contract or agreement with any labor union; (D) any contract not made in the ordinary course of business containing covenants which limit the ability of AMAN to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, AMAN may carry on its business (other than as may be required by law or applicable regulatory authorities); (E) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K, or which was not made in the ordinary course of business; (F) any lease with annual rental payments aggregating $10,000 or more; or (G) any agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

     (c) The Board of Directors of AMAN will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of AMAN will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the South Dakota Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (iii) use its best efforts to solicit from its shareholders a vote in favor thereof.

     (d) AMAN will furnish or cause to be furnished to Norwest all the information concerning AMAN required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, and any application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Eide, Helmeke & Co. to use such opinion in such Registration Statement.

     (e) AMAN will take all necessary corporate and other action and use its best efforts to obtain all consents and other approvals required of AMAN to carry out the transactions contemplated by this Agreement and to comply with any change of control requirements of licensing laws in states where AMAN is licensed and any material contract to which AMAN is a party, and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

     (f) AMAN will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) AMAN will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to AMAN and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to AMAN's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to AMAN, in the public domain, or later acquired by AMAN from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither AMAN, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of AMAN, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security,
(iii) to purchase, lease or otherwise acquire the assets of AMAN except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with AMAN. If any corporation, partnership, person or other entity or group makes an offer or inquiry to AMAN concerning any of the foregoing, AMAN will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i) AMAN will not take any action which with respect to AMAN would disqualify the Merger as a "pooling of interests" for accounting purposes and AMAN shall cause Eide, Helmeke PLLP to provide a letter to Norwest, as of the Effective Date of the Merger confirming the letter delivered concurrently with the signing of this Agreement, that, with respect to AMAN, the Merger would qualify as a "pooling of interests" for accounting purposes.

     (j) AMAN shall make such adjustments immediately before the Merger to be effective as of such dates as Norwest may request as may be necessary to conform AMAN's accounting practices and methods to those of Norwest and Norwest's plans with respect to the conduct of AMAN's business following the Merger and to provide for the costs and expenses relating to the consummation by AMAN of the Merger and the other transactions contemplated by this Agreement.

     (k) Not later than the Effective Date of Merger, all salaries, wages, bonuses, commissions and any other amounts now or hereafter due present or former employees, officers, directors and others relating to services rendered to AMAN up to and including the Effective Date of Merger will have been paid or properly accrued on the books of AMAN.

     (l) AMAN will use its best efforts to take all action necessary or required to operate the Plans so as to maintain compliance with the provisions of ERISA and the Code, including the Tax Reform Act of 1986 and regulations thereunder and other applicable law.

     (m) AMAN shall give Norwest written notice of termination of any material contract to which it is a party and any notice that alleges a default or deficiency under any such contract.

     (n) AMAN shall timely submit its proposal for a contract with the USDOE in response to USDOE RFP 96-011 and shall diligently pursue the proposal and shall provide Norwest a copy of the proposal; the proposal shall include terms reasonably believed by AMAN to be substantially as favorable to AMAN, taken as a whole, as AMAN's present contract with USDOE, as amended (PC 92002012, effective September 8, 1992).

     (o) Prior to the Time of Filing, AMAN shall accrue and book a liability equal to the fee payable to Broker determined by valuing the Norwest Common Stock to be issued as provided in this Agreement at the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the Closing Date to satisfy AMAN's obligations to Broker in full.. Concurrent with the signing of this Agreement, AMAN shall provide to Norwest Broker's letter setting forth how the fee payable to Broker is calculated, and such letter shall confirm that (i) the valuation set forth in the preceding sentence when applied to the Norwest Common Stock to be issued as provided in this Agreement and inserted in the formula contained in such letter will produce the correct amount of the Broker's fee and (ii) the payment of such amount, which Norwest agrees may be done on the Closing Date, will satisfy AMAN's obligations to the Broker in full.

     (p) From the date hereof until the Effective Time of the Merger, AMAN shall not intentionally or due to gross neglect act or fail to act in any manner that would have a material adverse effect on the financial condition, results of operations, business or marketing efforts of AMAN.

     (q) AMAN shall obtain and deliver to Norwest the agreements of Gloss and Perry (i) that the issuance of Norwest Common Stock will satisfy in full all of AMAN's obligations to them under the Phantom Stock Agreements, and (ii) effective upon issuance of said Norwest Common Stock releasing AMAN of any further obligation thereunder.

     (r) AMAN shall cause its shareholders to make any capital contributions necessary so that AMAN's shareholder equity will be not less than $2.6 million at the Time of Filing, after giving effect to the accrual of the Broker's fee in accordance with paragraph 4(o) above, but without giving effect to the accrual of the amounts payable in respect of the Phantom Stock Agreements.

     (s) Prior to the Time of Filing, AMAN shall accrue and book a liability of an amount equal to the amount required to satisfy AMAN's obligations under the Phantom Stock Agreements, which AMAN will satisfy by delivery of Norwest Common Stock to Gloss and Perry. AMAN will claim a deduction for satisfying such liability in its final S corporation tax year.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with AMAN as follows:

     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to AMAN all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of AMAN, or in any statement or application made by AMAN to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) Norwest will use its best efforts to file, by April 30, 1996, with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of AMAN pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the AMAN shareholders, at the time of the AMAN shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by AMAN for use in the Registration Statement or the Prospectus.

     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of AMAN pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of AMAN pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with AMAN to obtain any such approvals and consents required by AMAN.

     (h) Norwest will hold in confidence all documents and information concerning AMAN furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with AMAN (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to AMAN.

     (i) Norwest will file or cause to be filed any documents or agreements required to be filed by Merger Co. in connection with the Merger under the South Dakota Business Corporation Act.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF AMAN. The obligation of AMAN to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, any of which may be waived in writing by AMAN, in whole or in part:

     (a) Except as they may be affected by transactions contemplated hereby, and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its Norwest Subsidiaries taken as a whole as if made at the Time of Filing (provided that those representations or warranties made as of a particular date need only be true and correct as of such date).

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants and agreements to be performed or observed by it and Merger Co. at or before the Time of Filing.

     (c) AMAN shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of AMAN required for approval of a plan of merger in accordance with the provisions of AMAN's Articles of Incorporation and the South Dakota Business Corporation Act.

     (e) Norwest shall have received approval by the Federal Reserve Board of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of AMAN pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

     (h) AMAN shall have received an opinion, dated the Closing Date, of counsel to AMAN, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of AMAN Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of AMAN will be the same as the basis of AMAN Common Stock exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of AMAN will include the holding period of the AMAN Common Stock, provided such shares of AMAN Common Stock were held as a capital asset as of the Effective Time of the Merger.

     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, any or all of which may be waived in writing by Norwest in whole or in part:

     (a) Except as they may have been affected by transactions contemplated hereby and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof (other than the representations and warranties contained in the paragraphs or portion of paragraphs referred to in paragraph 7(c) below) shall be true and correct in all material respects as if made at the Time of Filing (provided that those representations or warranties made as of a particular date need only be true and correct as of such date).

     (b) AMAN shall have performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) The representations and warranties set forth at paragraphs 2(i), 2(j), 2(k), 2(n), 2(p), 2(q) and 2(z), and the representation and warranty at 2(c) that no dividends or other distributions have been declared, set aside, made or paid to any of the shareholders of AMAN shall have been true and correct as of the date of this Agreement.

     (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of AMAN required for approval of a plan of merger in accordance with the provisions of AMAN's Articles of Incorporation and the South Dakota Business Corporation Act.

     (e) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of AMAN, as to the matters set forth in subparagraphs (a) through (d) of this paragraph 7.

     (f) Norwest shall have received any approval required under the BHC Act for the transactions contemplated by this Agreement and the Merger Agreement, and any approval or consent required by any state licensing law, under which AMAN is licensed, in order to consummate the change of control contemplated by this Agreement, and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No such approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to AMAN that, in the reasonable judgment of Norwest, is unreasonably burdensome to Norwest.

     (g) AMAN shall have obtained any and all material approvals, consents or waivers from other parties to loan agreements, leases or other contracts material to AMAN's business required for the consummation of the Merger, and AMAN shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

     (h) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (j) No litigation shall have been filed against AMAN which (i) the plaintiff seeks to have certified as a class action and (ii) will, in Norwest's reasonable judgment, have a material adverse effect on the financial condition of AMAN.

     (k) AMAN shall have been awarded the DOE Contract or AMAN shall have provided evidence satisfactory to Norwest that it will not be awarded the DOE Contract.

     (l) At any time since the date hereof the total number of shares of AMAN Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Norwest, shall not have exceeded 2000.

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of AMAN as of the Effective Date of the Merger ("AMAN Employees") shall be eligible for participation in the employee welfare plans of Norwest Financial, Inc., as in effect from time to time, as follows:

     Each AMAN employee shall be eligible for participation in the employee welfare benefit plans of Norwest Financial, Inc. listed below subject to any eligibility requirements applicable to such plans and, if eligible, may enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger:

          Medical Plan
          Dental Plan
          Vision Plan

     9.  Termination of Agreement.

     (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)   by mutual written consent of the parties hereto;

          (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by November 30, 1996 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, however, that if Norwest gives written notice to AMAN that it (Norwest) wishes to terminate this Agreement pursuant to this paragraph 9(a)(ii), then AMAN shall have five (5) business days in which to elect to consummate the transactions contemplated herein by accepting a total of 425,000 shares of Norwest Common Stock, less the number of shares required to satisfy the Phantom Stock Agreements; or

          (iii) by AMAN or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final unappealable order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (iv) by Norwest if there has been a misrepresentation or breach in any material respect on the part of AMAN in the representations and warranties of AMAN set forth herein and such breach or misrepresentation, after due notice, has not been corrected, or if, after due notice, there has been a failure on the part of AMAN to comply in any material respect with its agreements or covenants hereunder;

          (v) by AMAN if there has been a misrepresentation or breach in any material respect on the part of Norwest in the representations and warranties of Norwest set forth herein and such breach or misrepresentation, after due notice, has not been corrected, or if, after due notice, there has been a failure on the part of Norwest to comply in any material respect with its agreements or covenants hereunder;

          (vi) by either Norwest or AMAN upon thirty days written notice if the required approval of the shareholders of AMAN for the adoption and the approval of the Merger and this Agreement is not received at the meeting of AMAN shareholders contemplated by paragraph 4(c);

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     (c) If this Agreement is terminated pursuant to paragraph 9(a)(vi) then AMAN shall promptly, but in no event later than five business days after the effective date of the termination, pay Norwest a fee equal to $1.0 million.

     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation, broker, legal and accounting fees, incurred by AMAN shall be borne by AMAN, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or by telephone facsimile or shall be mailed by overnight courier, or first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

                  Norwest Corporation
                  Sixth and Marquette
                  Minneapolis, Minnesota  55479-1026
                  Attention:  Secretary

                         and

                  Norwest Financial, Inc.
                  206 8th Street
                  Des Moines, Iowa  50309
                  Attention:  General Counsel

          If to AMAN:

               AMAN Collection Service, Inc.
               1 South 1st Street
               Aberdeen, South Dakota  57402
               Attention:  President

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of AMAN shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     19. PUBLIC STATEMENTS. Norwest will not, except as required by law or regulation (in which case, Norwest will notify AMAN at least 48 hours prior to making such disclosure, unless, in the reasonable judgment of counsel for Norwest, immediate disclosure or disclosure before the expiration of such 48-hour period is required under applicable law), make any public disclosure, or permit any public disclosure to be made, regarding this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby; AMAN will neither make nor permit any such public disclosure. Provided, however, nothing herein shall prohibit either party from making any disclosure which is a communication directed to its employees or the employees of any of its affiliates.

     20. DEFINITIONAL TERM. As used in this Agreement, the term "to the best knowledge of AMAN" refers only to the best knowledge of the directors and officers of AMAN after they have made reasonable investigation or review where appropriate as to the truthfulness of the assertion they are making. In similar fashion, the term "to the best knowledge of Norwest" refers only to the directors and officers of Norwest after they have made reasonable investigation or review where appropriate as to the truthfulness of the assertion they are making.

     21. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement (i) apply only to events occurring before the Merger or the termination of this Agreement; and (ii) except for the representations and warranties set forth at paragraph 2(h), shall survive the Effective Date of Merger only for a three year period beginning on the Effective Date of Merger. The representations and warranties at paragraph 2(h) shall survive the Effective Date of the Merger for so long as the statute of limitations on the applicable tax year is open. All representations and warranties contained in this Agreement survive only for the limited purpose of determining the rights and remedies of Norwest and its successors and assigns under the Indemnification Agreement to be signed by the shareholders of AMAN concurrently with the signing of this Agreement. Except as set forth in paragraph 9(b), no representation or warranty contained in this Agreement shall survive the termination of this Agreement.

     22. FURTHER ASSURANCES. AMAN and Norwest shall each cooperate with the other and take all such actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

     23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION                    AMAN COLLECTION SERVICE, INC.

By: /s/ John E. Ganoe                  By: /s/ Thomas E. Aman
   --------------------------             --------------------------

Its: Executive Vice President          Its:  Chief Executive Officer
    -------------------------              -------------------------

                                                                       EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                         AMAN COLLECTION SERVICE, INC.
                          a South Dakota corporation
                          (the surviving corporation)
                                      AND
                                AMAN MERGER CO.
                          a South Dakota corporation
                           (the merged corporation)

     This Agreement and Plan of Merger dated as of July 31, 1996, between AMAN COLLECTION SERVICE, INC., a South Dakota corporation (hereinafter sometimes called "AMAN" and sometimes called the "surviving corporation") and AMAN MERGER CO., a South Dakota corporation ("Merger Co.") (said corporations being hereinafter sometimes referred to as the "constituent corporations");

     WHEREAS, Merger Co., a wholly-owned subsidiary of Norwest Corporation, was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of South Dakota on June 19, 1996, and said corporation is now a corporation subject to and governed by the provisions of the South Dakota Business Corporation Act. Merger Co. has authorized capital stock of ten shares of common stock having a par value of $100.00 per share ("Merger Co. Common Stock"), of which ten shares were outstanding as of the date hereof; and

     WHEREAS, AMAN was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of South Dakota on November 4, 1954 and said corporation is now a corporation subject to and governed by the provisions of the South Dakota Business Corporation Act. AMAN has authorized capital stock of 5,000 shares of Common Stock, par value $5.00 per share ("AMAN Common Stock"), of which 2,000 shares were outstanding and no shares were held in the treasury as of the date hereof; and

     WHEREAS, Norwest Corporation and AMAN are parties to an Agreement and Plan of Reorganization dated as of March 21, 1996, amended by Amendment to Agreement dated as of July 31, 1996, (as amended, the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporations merge and that Merger Co. be merged with and into AMAN, with AMAN continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the South Dakota Business Corporation Act, which statute permits such merger; and

     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merger Co. shall be merged with and into AMAN pursuant to the laws of the State of South Dakota, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Merger Co. with and into AMAN, the mode of carrying said merger into effect, the manner and basis of converting the shares of AMAN Common Stock into shares of common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger Merger Co. shall be merged with and into AMAN, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Merger Co. shall cease and the name of the surviving corporation shall be Aman Collection Service, Inc.

     SECOND: The Articles of Incorporation of AMAN at the time of merger shall be and remain the Articles of Incorporation of the surviving corporation until further amended according to law.

     THIRD: The By-Laws of AMAN at the time of merger shall be amended as set forth below and, as so amended, shall be the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws:

          Section 7 and Section 8 of Article II of such By-Laws shall be deleted in their entirety.

          Section 1 of Article IV of such By-Laws shall be amended by adding the following sentence to the end of such section:

          The number of directors shall be three.

          Article VIII of such By-Laws shall be deleted in its entirety and replaced with the following Article VIII:

                                 ARTICLE VIII
                                  Amendments

          These By-Laws may be amended or repealed in whole or in part or new By-Laws may be adopted by the affirmative vote of a majority of the directors of the corporation then in office.

     FOURTH: The directors of Merger Co. at the time of merger shall be the persons listed below, which persons shall remain the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify:

               Steve R. Wagner
               Gary M. Poetting
               Faye L. Kunz

     FIFTH: The officers of Merger Co. at the time of merger shall be the persons listed below, which persons shall remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify:

            Thomas E. Aman            - Chief Executive Officer
            Daniel R. Moen            - President
            Carl Perry                - Vice President
            Everett Stagg             - Vice President
            Robert Gloss              - Vice President
            Richard W. Harris         - Vice President
            Gary M. Poetting          - Vice President
            Doug Seeley               - Vice President
            Eric T. Torkelson         - Vice President
            Steve R. Wagner           - Vice President
            Denise A. Wieland         - Vice President
            Denise J.A. Holck         - Treasurer
            James Horton              - Assistant Treasurer - Tax
            J. Daniel Vandermark, Jr. - Assistant Treasurer - Tax
            Margaret L. Halfman       - Secretary
            Linda J. Walter           - Assistant Secretary

     SIXTH: The manner and basis of converting the shares of AMAN Common Stock into cash or shares of shares of Norwest Common Stock shall be as follows:

     1. Each of the shares of AMAN Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing the aggregate number of 554,143 shares of Norwest Common Stock by the total number of shares of AMAN Common Stock outstanding immediately prior to the time of merger, and as soon as practicable after the merger becomes effective, Norwest shall deliver 45,857 shares of Norwest Common Stock to AMAN, and AMAN shall distribute such shares of Norwest Common Stock to holders of phantom stock or similar arrangements with AMAN in full satisfaction of AMAN's obligations to such holders under such arrangements.

     2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of AMAN Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis set forth in paragraph 1 above. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of AMAN Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed to evidence the right to receive (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest Common Stock into which such shares of AMAN Common Stock have been converted on the basis above set forth; provided, however, until the holder of such certificate for AMAN Common Stock shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

     3. If between the date of the Reorganization Agreement and the time of merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Common Stock, if any, into which a share of AMAN Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of AMAN Common Stock shall be converted will equal the number of shares of Norwest Common Stock which the holders of shares of AMAN Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

     4. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the Closing Date.

     5. Each share of Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for shares of the surviving corporation after the time of merger.

     SEVENTH:

     The effective date of merger shall be the date on which Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of South Dakota; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Merger Co. and AMAN in accordance with the South Dakota Business Corporation Act; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the South Dakota Business Corporation Act, shall be executed by the President or a Vice President of Merger Co. and by the Secretary or an Assistant Secretary of Merger Co., and by the President or a Vice President of AMAN and by the Secretary or an Assistant Secretary of AMAN, and shall be filed in the office of the Secretary of State of the State of South Dakota in accordance with the South Dakota Business Corporation Act.


     EIGHTH:  At the time of merger:

     1. The separate existence of Merger Co. shall cease, and the corporate existence and identity of AMAN shall continue as the surviving corporation.

     2. The merger shall have the other effects prescribed by Section 47-6-9 of the South Dakota Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1.  [intentionally left blank]

     2. The registered office of the surviving corporation in the State of South Dakota shall be 309 South Couteau, Pierre, South Dakota 57501, and the name of the registered agent of AMAN at such address is CT Corporation System.

     3. If at any time the surviving corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the surviving corporation the title to any property or rights of Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of AMAN and Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in the surviving corporation and otherwise carry out the purposes of this Agreement.

     4. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     5. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of South Dakota.

     6. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     7. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of South Dakota, subject to the provisions of the Reorganization Agreement this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                                       AMAN COLLECTION SERVICE, INC.
Attest:
                                       By: /s/ Daniel R. Moen
                                          --------------------------
/s/ Gail Goeman                        Its: President
---------------
   Secretary




                                       AMAN MERGER CO.
Attest:
                                       By: /s/ Daniel R. Moen
                                          --------------------------
/s/ Margaret L. Halfman                Its: President
-----------------------
       Secretary

March ___, 1996



Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479

Dear Sirs:

     We understand that Norwest Corporation ("Norwest") and Aman Collection Service, Inc. ("AMAN") intend to enter into an Agreement and Plan of Reorganization (the "Agreement") providing for a business combination between AMAN and Norwest (the "Business Combination"), in which the outstanding shares of capital stock of AMAN will be exchanged for shares of common stock of Norwest.

     The undersigned is a shareholder of AMAN and is entering into this letter agreement to induce you to enter into the Agreement and to consummate the proposed transaction.

     The undersigned confirms its agreement with you as follows:

     1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth shares of AMAN's capital stock to which the undersigned is the record or beneficial owner and that the number of shares set forth therein, free and clear of all voting agreements and commitments of every kind and free and clear of all liens and encumbrances except as set forth in
Schedule I. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of AMAN's capital stock (by exercise of stock options, or otherwise) or any interest therein or any voting rights with respect to any additional shares.

     2. The undersigned agrees that the undersigned will not contract to sell, or otherwise transfer or dispose of any shares of AMAN's capital stock or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Business Combination, or (ii) with your prior written consent.

     3. The undersigned agrees that all shares of AMAN's capital stock beneficially owned by the undersigned at the record date for any meeting of stockholders of

AMAN called to consider and vote on the Business Combination will be voted by the undersigned, in favor of the Business Combination.

     4. The undersigned agrees to cooperate fully with you in connection with the Business Combination. The undersigned agrees that the undersigned will not, directly or indirectly, solicit any inquiries or proposals from, or enter into, or continue any discussions, negotiations or agreements relating to the Business Combination, merger or consolidation of AMAN with, or to the acquisition of its voting securities by, or to the direct or indirect acquisition or disposition of a significant amount of assets of AMAN from or to, any person other than Norwest or vote in favor of any such proposal or transaction.

     This letter agreement will automatically terminate (i) upon the termination of the definitive Agreement to be entered into between Norwest and AMAN with respect to the Business Combination, or (ii) if the Business Combination shall not have been approved by the shareholders of AMAN at a meeting of such shareholders at which the Business Combination is submitted for approval and voted upon.

     Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                       Very truly yours,



                                       ________________________


Confirmed on the date
first above written.

NORWEST CORPORATION

By:________________